Exhibit I

ENFORCEMENT DECREE OF THE EXPORT-IMPORT BANK OF KOREA ACT

[Enforcement Date 04. Apr, 2023.]

[Presidential Decree No.33370, 04. Apr, 2023.,Partial Amendment]

CHAPTER I CAPITAL CONTRIBUTION

Article 1 (Capital Contribution) The capital contribution by the government from among the capital contributions prescribed in Article 4 of the Export-Import Bank of Korea Act (hereinafter the “Act”) shall be made in cash by annual installments: Provided, That if necessary, part of the capital contribution may be made in kind.

[This Article Wholly Amended on Jun. 20, 2008]

CHAPTER II REGISTRATION

Article 2 (Establishment Registration) Matters set out in the following subparagraphs shall be stated in the establishment registration of the Export-Import Bank of Korea (hereinafter the “Export-Import Bank”) under Article 6 of the Act:

1. Purpose;

2. Name;

3. Location of the head office;

4. Capital;

5. Total amount of the paid-in capital;

6. Method of capital contribution;

7. Names and addresses of executive officers;

8. Methods of giving public announcement.

[This Article Wholly Amended on Jun. 20, 2008]

Article 3 (Registration of New Branches or Sub-branches) (1) Where the Export-Import Bank of Korea establishes branches or sub-branches, the Export-Import Bank shall register the relevant matters according to the classification of the following subparagraphs: <Amended on Apr. 30, 2009>

1. The fact of such establishment, at the location of its head office within two weeks;

2. The particulars prescribed in each of subparagraphs in Article 2, at the location of each newly established branch or sub-branch within three weeks;

3. The fact of such establishment, at the location of branches or sub-branches other than the branches or sub-branches in subparagraph 2 within three weeks.

(2) If branches or sub-branches are newly established within the jurisdiction of the registry office governing the head office or an existing branch or sub-branch, the Export-Import Bank shall register only such establishment within two weeks.

[This Article Wholly Amended on Jun. 20, 2008]

Article 4 (Registration of Change of Location) (1) Where the Export-Import Bank moves its head office to another location, the Export-Import Bank shall register such change in location within two weeks.

(2) Where the Export-Import Bank moves its branch or sub-branch to another location, the Export-Import Bank shall register such change of location, at the original location within three weeks and the particulars mentioned in each subparagraph of Article 2, at the new location within four weeks. <Amended on Apr. 30, 2009>

(3) If the movement of a branch or sub-branch is made within the jurisdiction of the same registry office governing such branch or sub-branch, the Export-Import Bank shall register only the fact of such movement within two weeks.

[This Article Wholly Amended on Jun. 20, 2008]

Article 5 (Registration of Change) If any change has occurred in the matters set out in the subparagraphs of Article 2, such change shall be registered within two weeks at the location of the head office, and within three weeks at the locations of branches or sub-branches, respectively. <Amended on Apr. 30, 2009>

[This Article Wholly Amended on Jun. 20, 2008]

Article 6 (Registration of Appointment of Agents) If an agent is appointed pursuant to Article 15 of the Act, the following particulars shall, within two weeks subsequent to the appointment, be registered at the location of the head office, branches or sub-branches for which the agent is appointed. If any change occurs after the registration, such change shall be registered in the same manner:

1. Name and address of the agent;

2. Head office, branches or sub-branches for which the agent is appointed;

3. Restrictions, if any, on the powers of the agent.

[This Article Wholly Amended on Jun. 20, 2008]

Article 7 Deleted. <Mar. 9, 1987>

Article 8 (Reckoning Period of Registration) If any authorization or approval of the Minister of Economy and Finance is required for registration of any matters prescribed in Articles 2 through 6, the registration period shall be reckoned from the date when the relevant written authorization or approval is received.

[This Article Wholly Amended on Jun. 20, 2008]

Article 9 (Registry Office) (1) The competent registry offices for the Export-Import Bank’s registration shall be the district courts, their branch courts or registry offices which exercise jurisdiction over the locations of the head office, branches or sub-branches.

(2) The registry office shall keep the register of the Export-Import Bank.

[This Article Wholly Amended on Jun. 20, 2008]

Article 10 (Applicants for Registration and Supporting Documents for Application) The registration of establishment pursuant to Article 2 shall be applied for collectively by the organizing members, and the registrations pursuant to Articles 3 through 6 shall be applied by the president of the Export-Import Bank; and applications thereof shall be accompanied by the following documents:

1. In cases of establishment registration under Article 2: The articles of incorporation of the Export-Import Bank, the certified copy of the authorization on the articles of incorporation, the certificate by the Minister of Economy and Finance proving that the first installment for capital contribution has been completed, and the certificate for the appointment of the president of the Export-Import Bank pursuant to Article 11 (1) of the Act;

2. In cases of registration of new branches or sub-branches under Article 3: The certificate that proves the establishment of such branches or sub-branches;

3. In cases of registration of changes in the location of head office, branches or sub-branches under Article 4: The certificate that proves the changes in location;

4. In cases of registration of change under Article 5: The certificate that proves such change;

5. In cases of registration of appointment of agent under Article 6: The certificate proving that the appointment is made pursuant to Article 15 of the Act, and if there is any

[This Article Wholly Amended on Jun. 20, 2008]

Article 11 (Provisions Applicable Mutatis Mutandis to Registration) The relevant provisions in the Non-Contentious Case Procedure Act shall, unless otherwise prescribed by this Decree, apply mutatis mutandis to the registration of the Export-Import Bank.

[This Article Wholly Amended on Jun. 20, 2008]

Article 12 (Public Announcement of Registration of Establishment) When the Export-Import Bank completes the registration of establishment pursuant to Article 2, it shall publicly announce such registration without delay.

[This Article Wholly Amended on Jun. 20, 2008]

CHAPTER II-2 REGISTRATION

Article 12-2 (Composition of Operating Committee) (1) The Operating Committee (hereinafter referred to as the “Committee”) under Article 10 of the Act shall be comprised of the following members: <Amended on Jun. 28, 2010; Mar. 23, 2013>

1. The President of the Export-Import Bank;

2. One person each nominated by the Minister of Economy and Finance, the Minister of Foreign Affairs, the Minister of Trade, Industry and Energy, the Minister of Land, Infrastructure and Transport, the Minister of Oceans and Fisheries, and the Chairperson of the Financial Services Commission from among the public officials under his or her jurisdiction;

3. One person each nominated by the Governor of the Bank of Korea and the Chairperson of the Korea Federation of Banks established with the permission of the Financial Services Commission under Article 32 of the Civil Act from among the executive officers or directors under his or her jurisdiction;

4. One person nominated by the Minister of Economy and Finance from among the representatives of exporters’ organizations after consultation with the Minister of Trade, Industry and Energy;

5. One person nominated by the President of the Korea Trade Insurance Corporation established under the Trade Insurance Act from among the executive officers of the Corporation;

6. No more than two persons commissioned by the Minister of Strategy and Finance on recommendation of the President of the Export-Import Bank from among persons with abundant knowledge and experience in economic cooperation with foreign countries.

(2) Where the Committee deliberates on matters relating to any other ministry than the ministries to which the members set forth in paragraph (1) 2 belong, the chairperson of the Committee may cause one public official designated by the head of such ministry from among its public officials to appear and present his or her opinions.

(3) The term of office of the members set forth in paragraph (1) 4 shall be three years, and the term of office of the members set forth in subparagraph 6 of the same paragraph shall be two years.

[This Article Wholly Amended on Jun. 20, 2008]

Article 12-3 (Chairperson) (1) The president of the Export-Import Bank shall be the chairperson of the Committee.

(2) Where the chairperson cannot perform his or her duties for inevitable reasons, one of the members of the Committee shall act for the chairperson, in the order designated in advance by the chairperson.

[This Article Wholly Amended on Jun. 20, 2008]

Article 12-4 (Meetings) (1) Meetings of the Committee shall be called by the chairperson in accordance with the articles of incorporation of the Export-Import Bank.

(2) The chairperson shall call a meeting, without delay, upon a request of a majority of the members of the Committee or the auditor.

(3) The quorum for meetings of the Committee shall be a majority of the members, and resolutions shall be adopted upon the acceptance of a majority of the members present.

(4) Where any member of the Committee has personal interest in a particular matter subject to resolution by the Committee, he or she shall not exercise his or her vote on that matter.

[This Article Wholly Amended on Jun. 20, 2008]

CHAPTER III AFFAIRS

Article 13 (Types of Securities and Limitation on Investment or Guarantee) (1) Types of securities falling under Article 18 (2) 2 of the Act shall be as follows, from among the securities prescribed in each subparagraph of Article 4 (2) of the Financial Investment Services and Capital Markets Act:

1. Debt securities;

2. Equity securities;

3. Beneficiary certificates.

(2) The Export-Import Bank of Korea may conduct the relevant business, limited to investment or guarantee business of the following classification under Article 18 (3) of the Act:

1. Debt securities under subparagraph 1 of Article 1: investment or guarantee;

2. Equity securities under subparagraph 2 of Article 1 and beneficiary certificates under subparagraph 3 of the same Article: investment.

[This Article Newly Inserted on Apr. 21, 2014]

Article 14 Deleted. <Oct. 2, 1998>

Article 14-2 Deleted. <Oct. 2, 1998>

Article 15 Deleted. <Apr. 21, 2014>

Article 15-2 Deleted. <Apr. 21, 2014>

Article 16 (Guarantee of Foreign Liabilities) (1) “Transaction prescribed by Presidential Decree” in Article 18 (4) of the Act means any of the following transactions: <Amended on Jun. 28, 2010; Apr. 21, 2014; Apr. 4, 2023>

1. A transaction in which the ratio of a loan to the sum of loans and guarantees provided by the Export-Import Bank of Korea is over 50 percent;

2. A transaction for which a foreign government, a foreign financial institution, or a foreigner under Article 18 (4) of the Act (hereafter in this subparagraph referred to as “foreign government, etc.”) obtains from other financial institutions, etc. a loan in the local currency of the country where the relevant business is conducted and for which a foreign government, etc. requests guarantee of debt obligations: Provided, That if all or part of the funds are borrowed in the U.S. dollars, the euros, Japanese yen, Great Britain pounds, Swiss franc, Australian dollars, Canadian dollars, or Chinese yuan, such debt obligations in the relevant currency shall be excluded from the guarantee by the Export-Import Bank under this subparagraph;

3. A transaction deemed appropriate to be provided with a guarantee by the Export-Import Bank upon agreement between the Minister of Economy and Finance and the Minister of Trade, Industry and Energy, given policy needs such as overseas economic cooperation.

(2) The total amount that can be guaranteed by the Export-Import Bank annually under paragraph (1) shall not exceed 50/100 of its total annual underwriting amount for the insurance under the Trade Insurance Act for transactions falling under Article 18 (4) of the Act. <Amended on Jun. 28, 2010; Apr. 21, 2014; Apr. 4, 2023>

[This Article Newly Inserted on Jun. 20, 2008]

Article 16-2 (Special Accounts) (1) The Export-Import Bank shall open and operate a separate account (hereinafter referred to as “special account”) pursuant to Article 18 (6) of the Act in order to support projects which have difficulties in providing financial services due to a high risk in the trading partner country among the projects falling under Article 18 (5) of the Act.

(2) The special account shall be included in the accounting of the Export-Import Bank and shall be managed separately from other accounts.

(3) The special account shall consist of the following financial resources:

1. Investment money from the Government, etc. referred to in Article 4 of the Act;

2. Funds determined to be accumulated as special accounts upon a resolution by the Committee and approved by the Minister of Economy and Finance, among profits under subparagraph 3 of Article 36 of the Act;

3. Other funds to be operated as specials accounts upon a resolution by the Committee and approved by the Minister of Economy and Finance.

[This Article Newly Inserted on May 28, 2019]

[Previous Article 16-2 moved to Article 16-3 <May 28, 2019>]

Article 16-3 (Limitation on Investment in Corporation) Where the Export-Import Bank of Korea invests under Article 20-2 (2) of the Act (excluding investments in collective investment schemes under Article 16-4), it may do so only in the case of investing shares jointly with any of the following persons: <Amended on May 28, 2019>

1. A national of the Republic of Korea (including a corporation incorporated under the law of the Republic of Korea);

2. A foreign government (including a foreign government agency and local public organization of a foreign country);

3. A foreigner (including a corporation incorporated under the law of a foreign country).

[This Article Newly Inserted on Apr. 21, 2014]

[Moved from Article 16-2; previous Article 16-3 moved to Article 16-4 <May 28, 2019>]

Article 16-4 (Investment in Collective Investment Schemes) (1) Collective investment schemes in which the Export-Import Bank is allowed to invest under Article 20-2 (3) of the Act shall be as follows: <Amended on Apr. 21, 2014>

1. Collective investment schemes established for exportation and importation, overseas investments, overseas projects, and overseas resources development under Article 18 (1) of the Act, or overseas expansion of a small and medium enterprise under Article 2 of the Framework Act on Small and Medium Enterprises and subparagraph 1 of Article 2 of the Special Act on the Promotion of Growth and the Strengthening of Competitiveness of Middle-Standing Enterprises;

2. Collective investment schemes established for investment in projects to reduce overseas greenhouse gas emissions in response to climate change.

(2) The amount which the Export-Import Bank is allowed to invest pursuant to paragraph

(1) shall not exceed 25/100 of collective investment property for each collective investment scheme. <Amended on Apr. 21, 2014>

[This Article Newly Inserted on Apr. 30, 2009]

[Moved from Article 16-3 <May 28, 2019>]

Article 17 (Settlement of Accounts) The settlement of accounts (income statements, statement of financial position, and surplus appropriation statements) reported pursuant to Article 35 of the Act shall be accompanied by the following documents: <Amended on Jan. 5, 2021>

1. Analysis reports on achievement of project plans;

2. Documents annexed to the financial statements;

3. Other documents necessary to clarify matters concerning the settlement of accounts.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-2 (Distribution of Profits) Where the Minister of Strategy and Finance approves distribution of profits for capital contributors other than the Government pursuant to subparagraph 2 of Article 36 of the Act, the preferential distribution rate shall not exceed 15/100.

CHAPTER III-2 Standards and Supervision for Sound Management

Article 17-3 (Definitions) The definitions of the terms used in this Chapter shall be as follows:

1. The term “equity capital” means the equity capital under Article 2 (1) 5 of the Banking Act;

2. The term “credit extension” means credit extension under Article 2 (1) 7 of the Banking Act;

3. The term “enterprise group” means the enterprise group under subparagraph 2 of Article 2 of the Monopoly Regulation and Fair Trade Act.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-4 (Supervision for Sound Management) (1) The Financial Services Commission shall conduct supervision over the Export-Import Bank as referred to in Articles, 17-5 and 17-7 through 17-13 pursuant to Article 39 (2) of the Act.

(2) The Financial Services Commission may determine details necessary for conducting supervision under paragraph (1).

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-5 (Ceiling on Credit Extension to Same Borrower) (1) The Export-Import Bank may not extend credit in excess of 50/100 of its equity capital to one same individual or corporation, or a person belonging to the same enterprise group as such individual or corporation (hereinafter referred to as “same borrower”): Provided, That the same shall not apply in any of the following cases: <Amended by Sep. 7, 2012; Aug. 7, 2018>

1. Where additional credit is extended to a company under rehabilitation proceedings in accordance with the Debtor Rehabilitation and Bankruptcy Act or against which measures to normalize management are underway jointly by financial institutions for purposes such as corporate restructuring;

2. Where additional credit is extended to a person who has acquired a company falling under subparagraph 1, in accordance with an acquisition agreement;

3. Where the ceiling on the credit extension has been exceeded due to the following grounds, without additional credit extension:

(a) Increase in the amount converted into won currency due to changes in the exchange rate;

(b) Reduction in the equity capital of the Export-Import Bank;

(c) Alteration in the composition of the same borrower;

(d) Merger, or transfer or acquisition of business, between enterprises to which credit has been extended;(e) Any other compelling causes, such as rapid changes in economic conditions, recognized by the Financial Services Commission;

4. Where no credit risk is deemed to exist or where it is deemed necessary for achieving the purposes of the establishment of the Export-Import Bank, either of which is recognized by the Financial Services Commission after consultation with the Minister of Economy and Finance.

(2) Where the ceiling on credit extension set forth in paragraphs (1), (3) and, (4) has been exceeded under paragraph (1) 3, the credit extension amount shall be adjusted to conform to the ceiling set forth in paragraphs (1), (3), and (4) within one year from the date on which the ceiling was exceeded: Provided, That in any of the following cases, the said period may be extended to a period of time determined by the Financial Services Commission:

1. Where collection of the extended credit within the said period is impracticable because the maturity of the extended credit has not been reached;

2. Where the event set forth in paragraph (1) 3 (a) or (b) continues to exist for a prolonged period and collection of the extended credit is likely to significantly impair the management stability of the person to whom the credit has been extended;

3. Where it falls under an event equivalent to the events set forth in subparagraph 1 or 2 and it is deemed by the Financial Services Commission that a continued breach of the ceiling for a certain period does not significantly impair the asset quality of the Export-Import Bank.

(3) The Export-Import Bank may not extend credit in excess of 40/100 of its equity capital to one same individual or corporation: Provided, That the same shall not apply in cases falling under any subparagraphs of paragraph (1). <Amended on Sep. 7, 2012; Aug. 7, 2018>

(4) The total aggregated amount of large credit extension by the Export-Import Bank (which shall mean an amount of credit extension in excess of 10/100 of the equity capital of the Export-Import Bank to each of the same borrower) shall not exceed six times its equity capital: Provided, That the same shall not apply in cases falling under any subparagraphs of paragraph (1). <Amended on Sep. 7, 2012>

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-6 Deleted. <Jun. 20 2008>

Article 17-7 (Restriction on Investment, etc. in Other Juristic Persons) (1) The Export-Import Bank may not acquire stocks in excess of 15/100 of the voting stocks issued by other juristic persons (including the contribution quota; hereafter in this Article, the same shall apply): Provided, That the same shall not apply to any of the following cases: <Amended on Apr. 21, 2014>

1. Where the stocks of other juristic persons are acquired in consequence of investment in the Export-Import Bank by the Government;

2. Where stocks are acquired as a result of stock dividends or increase of capital stock without consideration;

3. Where stocks are acquired by the exercise of security right;

4. Where stocks are acquired by the participation in the capital increase for value within the limit of the existing shares owned;

5. Where stocks are acquired in consequence of converting stock-related claims, such as bond with warrant, into stocks;

6. Where the Export-Import Bank acquires stocks by investment in a company in which the Export-Import Bank owns more than 15/100 of issued voting stocks (hereinafter referred to as “subsidiary company”) and which belongs to the business type designated by the Financial Services Commission. In this case, the total sum of investments in each subsidiary company shall not exceed 15/100 of the equity capital of the Export-Import Bank;

7. Where stocks are acquired through a debt-equity swap which resulted from restructuring of a corporation, etc;

8. Where it is necessary to achieve the aims of the establishment of the Export-Import Bank, which is approved by the Minister of Strategy and Finance upon hearing opinions of the Financial Services Commission.

(2) The Export-Import Bank shall, in transactions with its subsidiaries, not conduct the following activities:

1. Extending credits to its subsidiary companies in excess of the ceiling determined by the Financial Services Commission;

2. Extending credits by taking the stocks of its subsidiary companies as security;

3. Extending credits in order to solicit for the purchase of its subsidiary companies’ stocks.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-8 (Restriction on Holding, etc. of Securities) The Export-Import Bank shall not conduct the following business: <Amended on Apr. 21, 2014>

1. Holding stocks or securities, the maturities of which are three years or longer, in excess of 60/100 of its equity capital: Provided, That the following stocks or securities shall be excluded:

(a) Bonds issued by the State;

(b) Currency stabilization bonds of the Bank of Korea;

(c) Securities acquired by contributions from the Government;

(d) Securities which the Export-Import Bank acquires by making contributions and investments approved by the Minister of Economy and Finance under Article 20-2 (1) and (3) of the Act;

2. Owning real estate not for business use: Provided, That the acquisition of real estate through the exercise of security right such as a mortgage shall be excluded;

3. Owning real estate for business use in excess of 60/100 of its equity capital;

4. Loaning funds for the purpose of speculation on the merchandises or securities;

5. Loaning funds to the executive officers or employees of the Export-Import Bank or its subsidiaries: Provided, That small loans designated by the Financial Services Commission shall be excluded.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-9 (Disposal of Assets for Non-Business Use, etc.) Where the Export-Import Bank acquires through the exercise of security right any assets of which the acquisition or ownership is prohibited by this Decree, it shall dispose of them under the conditions prescribed by the Financial Services Commission.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-10 (Building Risk-Control Systems) The Export-Import Bank shall, for the purpose of controlling various risks which are likely to occur in its overall operations, set up proper standards for the management of business and the procedures thereof, and build and operate risk-control systems, such as the integrated management of assets and liabilities.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-11 (Financial Accounting Standards) The accounting of the Export-Import Bank shall be managed in compliance with the accounting standards for banking business determined by the Securities and Futures Commission established under the Act on the Establishment of Financial Services Commission, and the bank-related accounting standards determined by the Financial Services Commission, and such matters which are not determined by the above-mentioned standards shall be pursuant to the business accounting standards.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-12 (Scope of Supervision over Soundness) The supervision and inspection on soundness by the Financial Services Commission shall be conducted only with respect to the matters which are not subject to the accounting inspection under Article 22 of the Board of Audit and Inspection Act and the supervision of duties under Article 24 of the same Act.

[This Article Wholly Amended on Jun. 20, 2008]

Article 17-13 (Guidance for Sound Management) (1) The Export-Import Bank shall, in order to secure the soundness of asset management, observe the criteria provided for by the Financial Services Commission for the following matters:

1. Classification of the soundness of assets owned, and the reservation and maintenance of adequate allowance for bad debts;

2. Maintenance of equity capital ratio for the risk-weighted assets in accordance with the criteria of the Bank for International Settlements;

3. Maintenance of the ratio of liquidity assets on foreign currency to the liquidity debts on foreign currency;

4. Construction and operation of the risk control systems for efficient management of possessed assets and debts;

5. Compliance with laws and regulations on the soundness of assets operation.

(2) Where the Financial Services Commission deems that a failure to meet the standards of sound management under this Chapter might severely impair the soundness of management of the Export-Import Bank, the Commission may request that the Export-Import Bank take necessary measures to correct it after consultation with the Minister of Strategy and Finance.

[This Article Wholly Amended on Jun. 20, 2008]

CHAPTER IV EXPORT-IMPORT FINANCING DEBENTURES

Article 18 Deleted. <Jun. 29, 2006>

Article 19 (Form of Export-Import Financing Debentures) Export-import financing debentures shall be issued unregistered: Provided, That upon a request of applicants for subscription or holders, unregistered debentures may be converted to registered debentures, and vice versa.

[This Article Wholly Amended on Jun. 20, 2008]

Article 20 (Subscription to Export-Import Financing Debentures) (1) Anyone intending to subscribe to export-import financing debentures shall write the number of debentures by type which he or she intends to underwrite and his or her address on two copies of the application form for export-import financing debentures, and shall sign and seal thereto. <Amended on Jan. 5, 2021>

(2) An application form for export-import financing debentures shall contain the following information:

<Amended on Jan. 5, 2021>

1. Name of the Export-Import Bank;

2. Total amount of export-import financing debentures to be issued;

3. The face value of export-import financing debentures by type;

4. Interest rates of export-import financing debentures;

5. Method and timing of redemption of the principal;

6. Method and timing of payment of interest;

7. Issuing price or minimum price of export-import financing debentures;

8. The sum of the capital and reserves of the Export-Import Bank;

9. In the case of repayment for the foregoing issuance of export-import financing debentures being still pending, the total amount outstanding.

(3) Where export-import financing debentures are issued at a fixed minimum price, the applicant for subscription shall specify the subscription price at which he or she intends to apply on the application form for export-import financing debentures.

[This Article Wholly Amended on Jun. 20, 2008]

Article 21 (Underwriting Total Export-Import Financing Debentures) @Article 20 shall not apply to underwriting by contract of the total export-import financing debentures issued. [This Article Wholly Amended on Jun. 20, 2008]

Article 22 (Total Amount of Export-Import Financing Debentures Issued) The Export-Import Bank may state in the application form for export-import financing debenture subscription that the Export-Import Bank may issue the export-import financing debentures even if the total amount subscribed to in the said application form falls short of the total amount issued specified on the said application form. In such cases, the amount subscribed shall be regarded as the total amount issued.

[This Article Wholly Amended on Jun. 20, 2008]

Article 23 (Collection of Subscribed Value of Export-Import Financing Debentures) The Export-Import Bank shall collect the total amount of the subscribed value for export-import financing debentures, without delay, upon the close of the application for subscription. [This Article Wholly Amended on Jun. 20, 2008]

Article 24 (Issuing Time for Export-Import Financing Debentures) The Export-Import Bank shall issue export-import financing debentures only after the total amount of the subscribed value is paid: Provided, That this shall not apply to cases falling under Article 26.

[This Article Wholly Amended on Jun. 20, 2008]

Article 25 (Matters to be Specified in Export-Import Financing Debentures) A debenture shall bear the serial number, issuing date, and matters prescribed in Article 20 (2) 1 through 6 and shall be signed and sealed by the President of the Export-Import Bank.

[This Article Wholly Amended on Jun. 20, 2008]

Article 26 (Sales of Export-Import Financing Debentures) (1) The Export-Import Bank, after fixing the sales period in advance, may issue export-import financing debentures by means of sale.

(2) In the case of paragraph (1), the application form for export-import financing debentures pursuant to Article 20 is not required.

(3) In the case of export-import debentures issued pursuant to paragraph (1) by the Export-Import Bank, those matters referred to in Article 20 (2) 2 shall not be stated.

(4) Where the Export-Import Bank intends to issue export-import debentures pursuant to paragraph (1), it shall make a public announcement on the sales period and those matters prescribed in Article 20 (2) 1 through 7.

[This Article Wholly Amended on Jun. 20, 2008]

Article 27 (Register of Export-Imported Financing Debentures) (1) The Export-Import Bank shall keep at the head office the original register of export-import financing debentures in which the following matters are recorded:

1. The number and serial numbers of export-import debentures;

2. Issuing date of the export-import financing debentures;

3. Matters prescribed in Article 20 (2) 2 through 6.

(2) Where export-import financing debentures are issued registered, the following matters shall also be recorded on the register of export-import financing debentures in addition to the matters prescribed in paragraph (1):

1. Names and addresses of holders of export-import financing debentures;

2. Acquisition date of export-import financing debentures.

(3) Any obligee of export-import financing debentures is entitled to request access to the register of export-import financing debentures at any time during the business hours of the Export-Import Bank.

[This Article Wholly Amended on Jun. 20, 2008]

Article 28 (Registered Export-Import Financing Debentures) (1) The transfer of registered export-import financing debentures shall not be invoked against the Export-Import Bank or any third parties unless the name and address of the transferee have been entered into the register of export-import financing debentures.

(2) Where registered export-import financing debentures are used as collateral for a pledge, the pledge shall not be invoked against the Export-Import Bank or other third parties, unless the name and address of the pledgee have been entered into the register of the export-import financing debentures.

(3) Where the right of pledge has been established pursuant to paragraph (2), the Export- Import Bank shall state such fact on the export-import financing debentures concerned.

[This Article Wholly Amended on Jun. 20, 2008]

Article 29 (Repurchase and Destruction of Export-Import Financing Debentures) The Export-Import Bank may, within the scope of having no obstructions in performing its affairs under Article 18 of the Act, repurchase and destroy export-import financing debentures.

[This Article Wholly Amended on Jun. 20, 2008]

Article 30 (Cases of Deficiency in Interest-Only Strips) (1) In redeeming unregistered export-import financing debentures and if any deficiency exists in the interest-only strip, the Export-Import Bank shall deduct an amount to cover the deficiency in the interest-only strip from the redemption amount.

(2) The owner of the interest-only strip referred to in paragraph (1) may claim any time the deducted amount in exchange for the interest-only strip.

[This Article Wholly Amended on Jun. 20, 2008]

Article 31 (Notice, etc. to Subscribers of Export-Import Financing Debentures) (1) Any notification or any reminder notice to applicants for subscription or obligers before the issuance of export-import financing debentures shall be delivered to the address indicated on the application form for export-import financing debentures: Provided, That if the applicants or obligers notify the Export-Import Bank of another address, it shall be delivered to such address.

(2) Any notification or any reminder notice to holders of registered export-import financing debentures shall be delivered to the address indicated in the register of export-import financing debentures: Provided, That if the holders notify the Export-Import Bank of another address, it shall be delivered to such address.

(3) Any notification or any reminder notice to holders of export-import financing debentures in the bearer form shall be made by means of public notice: Provided, That if the address of the holder is known, notification or reminder notice may be made to the address.

[This Article Wholly Amended on Jun. 20, 2008]

CHAPTER V SUPPLEMENTARY PROVISIONS

Article 32 (Re-Examination of Regulation) The Minister of Economy and Finance shall examine the appropriateness of the following matters every three years, counting from January 1, 2022 (referring to the period that ends on the day before the base date of every third year) and shall take measures, such as making improvements.

[This Article Newly Inserted on Mar. 8, 2022]